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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4/A
(File No. 333-120205) of our reports dated March 10, 2004, except as to Notes 6, 22 and 23 which are as of October 29, 2004, relating to the consolidated financial statements and financial statement schedule of NRG Energy, Inc., which appear in NRG Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our reports dated March 10, 2004 relating to the financial statements of NRG Northeast Generating LLC, NRG Mid-Atlantic Generating LLC, and Indian River Power LLC, which appear in NRG Energy, Inc.'s Current Report on Form 8-K dated June 14, 2005. We also consent to the incorporation by reference of our reports dated March 10, 2004 relating to the financial statements and financial statement schedules of NRG South Central Generating LLC and Louisiana Generating LLC, which appear in NRG Energy, Inc.'s Current Report on Form 8-K dated June 14, 2005. We also consent to the incorporation by reference of our reports dated October 29, 2004 relating to the financial statements of NRG International LLC, which appear in NRG Energy, Inc.'s Current Report on Form 8-K dated June 14, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 14, 2005